                                                               EXHIBIT 10.12(a)


                    SECOND AMENDMENT TO ACCOUNTS RECEIVABLE
                                 LOAN AGREEMENT


         This Second Amendment to Accounts Receivable Loan Agreement ("Amendment") is entered into as of March 20, 1996, by and between UNI-STAR INDUSTRIES, INC., a Delaware corporation ("Borrower") and CITY NATIONAL BANK, a national banking association ("CNB").


                                    RECITALS


         A. Borrower and CNB are parties to that certain Accounts Receivable Loan Agreement, dated as of August 30, 1995, as amended by that certain First Amendment to Accounts Receivable Loan Agreement dated as of October 27, 1995, (together, the Loan Agreement).

         B. Borrower and CNB desire to supplement and amend the Loan Agreement as hereinafter set forth.

         NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Loan Agreement.

2.       AMENDMENTS.  The Loan Agreement is amended as follows:

         2.1     Section 1.13 is amended in its entirety to provide as follows:

                 "1.13            'CURRENT LIABILITIES' shall be determined on
                 a consolidated basis for Borrower and the Subsidiaries in accordance with GAAP and shall include, without limitation:
                 (a) all payments on Subordinated Debt required to be made within one (1) year after the date on which the determination is made, (b) loans under the Revolving Credit Commitment, and (c ) all indebtedness payable to stockholders, Affiliates, Subsidiaries or officers, regardless of maturity, unless such indebtedness shall have been subordinated, on terms satisfactory to CNB, to the Obligations".

         2.2     Section 7.3 is amended in its entirety to provide as follows:

                 "7.3             'LOANS.'  Make loans or advances to any
                 person, except (i ) Subsidiaries up to an aggregate amount not to exceed $1,500,000.00, and to (ii ) credit extended to employees or to customers in the ordinary course of business, or to ATG".

3. CONDITIONS PRECEDENT. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB's satisfaction:

         3.1 CNB shall have received this Amendment duly executed by Borrower.

4. EXISTING AGREEMENT. Except as expressly amended herein, the Loan Agreement shall remain in full force and effect, and in all other respects is affirmed.

5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


"Borrower"                     Uni-Star Industries, Inc., a
                               Delaware corporation


                               By:  /s/ Lawrence Butler
                               -----------------------------------------
                                        Lawrence Butler, Vice President


"CNB"                          City National Bank, a national
                               banking association


                               BY:  /s/  Phillip Goessler
                               ------------------------------------------
                                         Phillip Goessler, Vice President